CERTIFICATE OF APPROVAL

FOR ESTABLISHMENT OF ENTERPRISES WITH INVESTMENT OF TAIWAN, HONGKONG, MACAO AND OVERSEAS CHINESE IN THE PEOPLE'S REPUBLIC OF CHINA

APPROVAL NUMBER: Commerce Foreign Investment, yu fu Zi Zi [2007]No. 0005

CODE FOR IMPORT AND

EXPORT ENTERPRISES 4100750711186

DATE OF APPROVAL

DATE OF ISSUE:

(Seal of the People's Government of Hennan province)

CERTIFICATE NUMBER: 4100006703

Name of Enterprise	Chinese		
	English	Pingdingshan Pinglin Toll Road Co., Ltd	
Address	The Real Estate Building of Industry and Commercial bank, north of Zhongxing Road , Pingdingshan, Henan province		
Type of Business	Foreign-Funded Enterprise	Duration of Operation	Thirty years
Total Investment	RMB 750,000,000.00		
Registered Capital	RMB 260,000,000.00		
Business Scope	Investment, construction and management of the high way from the city of Pingdingshan to Linru. (except for the business particularly regulated by the country; if the business needs license, such license shall be attained.)		

Name of Investors in Chinese and English	Place of Registration	Capital Contribution
Wise on China Limited	Hong Kong	RMB 260,000,000.00

INSTRUCTIONS ABOUT THIS CERTIFICATE

1. The Enterprise must provide this certificate when handling the formalities for businesses related to foreign exchange.
2. If the name, investor(s), registered capital, business scope or other items of the Enterprise has been changed after it has gone through the formalities for foreign exchange registration, it must promptly handle the formalities for such modifications with SAFE by submitting certain necessary materials after the approval authority has approved or finished the modifications for industry and commerce items.
3. This certificate shall not be counterfeited, altered, nor shall it be rent, lent or transferred to other enterprises
4. The loss of this certificate must be prompted reported to SAFE and SAFE will reissue such certificate to such enterprise after examination and verification of the reported facts.
5. SAFE will conduct a joint examination on an annual basis of this certificate. The time for such examination is between January 1 and April 30 of each year. The certificate shall be valid after being examined and verified and shall be valid for a term of one year.

BASIC DATA REGISTRATION FORM (certificate No. 410400070009)

Company Name (Chop)	Pingdingshan Pinglin Toll Road Co., Ltd		Company Code		75071118-6	
Company Address	The Real Estate Building of Industry and commercial bank, north of zhongxing road , Pingdingshan city, Hennan province		Company Nature		wholly owned by foreign investor	
Industry & Commerce Registration Date: [July 30, 2007]			Business Duration		30 years	
Chinese Investor						
Foreign Investor	Wise on China Limited					
Total Investment Amount	RMB 750,000,000.00		Nationality (Region) of the Foreign Investor		Hong Kong	
Registered Capital	RMB 260,000,000.00 foreign investor: 100%					
Contribution Methods		Currency	Kind	Intangible Assets	Usage of Premise	Other
	Chinese Party					
	Foreign Party					RMB750,000,000.00 in consideration of the stock equity
Scope of Business	Investment, construction and management of the high way from the city of Pingdingshan to Linru.		Person to Handle the Formalities: Person in Charge: (Issued by) [Chop of SAFE] [Date]			

Business License
of Enterprise Legal Person
(Copy)
Registration No.410400400000664

Name: Pingdingshan Pinglin Toll Road Co., Ltd

Address: The Real Estate Building of Industry and Commercial bank, North of Zhongxing Road , Pingdingshan, Henan Province

Legal Representative: Li Xipeng

Registered Capital: RMB 260,000,000.00

Type of Enterprise: limited liability company wholly owned by Hong Kong shareholder

Scope of Business: Investment, construction and management of the high way from the city of Pingdingshan to Linru.

Shareholder: Hong Kong Zhi'an limited company (China)

Duration of Operation: **From** July 30, 2007

To July 29, 2037

Date of establishment: May 27, 2003

Number: No.0035075

INSTRUCTIONS

1. Business License of Enterprise is the evidence for the enterprise to get the qualification of Enterprise and work on its business legally.
2. Business License of Enterprise has original and copy, both of which have the same legal effect.
3. The original of Business License of Enterprise shall be put in a striking position in the domicile of the Enterprise.
4. Business License of Enterprise shall not be counterfeited, changed, rent, lent and transferred.
5. The Enterprise shall apply to the original registration government for a new Business License of Enterprise when the items of registration change.
6. The Enterprise shall get annual examination from January 1 to April 30 every year.
7. The Enterprise shall not conduct business after the Business License is revoked.
8. The original and the copy of Business License of Enterprise shall be returned when the Enterprise is logged out.
9. When Business License of Enterprise is missing or ruined, the Business License shall be declared to be invalid in the newspaper designated by the registration authority. A new Business License of Enterprise should be applied.

Annual Examination

Registration Government: Administration of Industry and Commerce of Pingdingshan, Henan Province

(stamp of Administration of Industry and Commerce of Pingdingshan, Henan Province)